Exhibit 10.45

Confidential

[…] =      Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL PROVISIONS MARKED

EXHIBIT 10.45  (CONFIDENTIAL)

AMENDMENT NO. 1 TO THE PATENT LICENSING MASTER AGREEMENT

This AMENDMENT NO. 1 TO THE PATENT LICENSING MASTER AGREEMENT (the “Amendment”), is entered into as of September 18, 2003 by and between Genentech, Inc. (“GNE”), a Delaware corporation having offices at 1 DNA Way, South San Francisco, California 94080 and PROTEIN DESIGN LABS, INC., a Delaware corporation having offices at 34801 Campus Drive, Fremont, California 94555 (“PDL”) and amends that certain Patent Licensing Master Agreement dated September 25, 1998 (the “Agreement”).  Except as expressly provided herein, capitalized terms shall have the meaning set forth in the Agreement.

RECITALS

A.            WHEREAS, GNE and PDL are parties to the Agreement; and

B.            WHEREAS, GNE and PDL desire to amend the Agreement to extend the period during which GNE may obtain nonexclusive license rights under the PDL Licensed Patents and PDL may obtain nonexclusive license rights under the GNE Licensed Patents.

AGREEMENT

NOW THEREFORE, the parties agree as follows:

Except as expressly set forth herein, capitalized terms and references to Sections, Exhibits and Articles shall be deemed references to the Agreement.

1.             AMENDMENT OF AGREEMENT.

Section 2.2 is amended to read in full as follows:

2.2 Number of Licensed Antigens; Term of Rights.

(a)  Limit on Number of Antigens.  Except as provided in Section 2.2(c), GNE’s right to obtain licenses pursuant to Section 2.1 may be exercised for Antibodies directed against a maximum total of six (6) Antigens (provided that, GNE has already exercised a license with respect to the Antigen, HER-2, and therefore, has the right, except as provided otherwise in Section 2.2(c), to obtain licenses for Antibodies directed against five (5) additional Antigens),

(b)  Expiration of Rights to Elect.  Except as provided in Section 2.2(c), GNE’s right to obtain licenses pursuant to Section 2.1 shall expire on December 31, 2008; provided that

GNE may elect to extend the expiration period for each license right under Section 2.1 not exercised by December 31, 2008 for an additional […] year period by written notice and payment of the GNE Antigen Extension Fee to PDL prior to December 31, 2008 as provided in Section 3.4(a).

(c)  Double Up Right.  Upon written notice to PDL and payment of the GNE Double Up Fee at any time prior to […], GNE may elect up to an additional […] Antigens under Section 2.1 for a period of […] years following the date of such notice; provided that rights to elect licenses with respect to the remaining […] Antigens shall expire as of […] unless otherwise extended pursuant to Section 2.2(b).  By way of illustration and without limitation, if GNE elects to exercise its right hereunder but has exercised rights to licenses with respect to only […] Antigens under Section 2.1 (including the license exercised by GNE with respect to the Antigen, HER-2) as of […] (and has not extended the designation of the remaining […] Antigens pursuant to Section 2.2(b)), then the cumulative number of Antigens subject to election by GNE under this Agreement through […] shall be […] Antigens.

Section 5.2 is amended to read in full as follows:

5.2 Number of Licensed Antigens; Term of Rights.

(a)  Limit of Number of Antigens.  Except as provided in Section 5.2(c), PDL’s right to obtain licenses pursuant to Section 5.1 may be exercised for Antibodies directed against a maximum total of six (6) Antigens.

(b)  Expiration of Rights to Elect.  Except as provided in Section 5.2(c), PDL’s right to obtain licenses pursuant to Section 5.1 shall expire on December 31, 2008, provided, however, that PDL may elect to extend the expiration period for each license right under Section 5.1 not exercised by December 31, 2008 for an additional […] year period by written notice and payment of the PDL Antigen Extension Fee to GNE prior to December 31, 2008 as provided in Section 6.4(a).

(c)  Double Up Right.  Upon written notice to GNE and payment of the PDL Double Up Fee at any time prior to […], PDL may elect up to an additional […] Antigens under Section 5.1 for a period of […] years following the date of such notice; provided that rights to elect licenses with respect to the first […] Antigens shall expire as of […] unless otherwise extended pursuant to Section 5.2(b).  By way of illustration and without limitation, if PDL elects to exercise its right hereunder but has exercised rights to licenses with respect to only […] Antigens under Section 5.1 as of […] (and has not extended the designation of the remaining […] Antigens pursuant to Section 5.2(b)) then the cumulative number of Antigens subject to election by PDL under this Agreement through […] shall be […] Antigens.

2.             NO OTHER CHANGES.  On and after the date hereof, each reference in the Agreement to “this Patent Licensing Master Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement, shall mean and be a reference to the

Agreement as amended hereby.  Except as specifically amended above, all other terms and conditions of the Agreement shall continue to be in full force and effect.

3.             PUBLIC DISCLOSURE.  Except as required by law or regulation, neither party shall publicly disclose the terms and conditions of this Amendment unless expressly authorized to do so by the other party, which authorization shall not be unreasonably withheld.  In the event that disclosure shall be agreed upon then the parties will work together to develop a mutually acceptable disclosure.

IN WITNESS WHEREOF, the parties have executed this Amendment through their duly authorized representatives as of the date set forth above.

Protein Design Labs, Inc.		Genentech, Inc.

By:	/s/ Mark McDade	By:	/s/ Joseph S. McCracken
	Mark McDade		Joseph S. McCracken

Title: Chief Executive Officer		Title: VP Business & Market Development

[…] =      Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.